                                 EXHIBIT 3(ii)

                                    BY-LAWS

                                       OF

                              MECH FINANCIAL, INC.



                          Effective November 25, 1997

                                      48.


                               TABLE OF CONTENTS
ARTICLE I - Offices......................................................      1
     Section 1.     Location.............................................      1

ARTICLE II - Shareholders' Meetings......................................      1
     Section 1.     Place of Meetings....................................      1
     Section 2.     Annual Meeting.......................................      1
     Section 3.     Special Meetings.....................................      2
     Section 4.     Notice of Meetings...................................      2
     Section 5.     Quorum...............................................      2
     Section 6.     Adjournment of Meetings..............................      3
     Section 7.     Voting Requirements..................................      3
     Section 8.     Record Date..........................................      3
     Section 9.     Proxies..............................................      3
     Section 10.    Committee on Proxies.................................      4
     Section 11.    Presiding Officer....................................      4
     Section 12.    Number of Votes for Each Shareholder.................      4

ARTICLE III - Directors..................................................      4
     Section 1.     Authority and Term of Office.........................      4
     Section 2.     Nominations..........................................      5
     Section 3.     Vacancies............................................      6
     Section 4.     Removal of Directors.................................      6
     Section 5.     Place of Meetings....................................      6
     Section 6.     Regular Meetings.....................................      6
     Section 7.     Special Meetings.....................................      6
     Section 8.     Waiver of Notice.....................................      7
     Section 9.     Action by Directors Without a Meeting................      7
     Section 10.    Telephonic Participation in Directors Meetings.......      7
     Section 11.    Quorum and Voting Requirement........................      7
     Section 12.    Voting...............................................      7
     Section 13.    Committees; Appointment and Authority................      7
     Section 14.    Compensation of Directors............................      8
     Section 15.    Presiding at Board Meetings..........................      8

ARTICLE IV - Officers....................................................      8
     Section 1.     Election of Officers.................................      8
     Section 2.     Vacancies............................................      9
     Section 3.     Removal..............................................      9
     Section 4.     President............................................      9
     Section 5.     Vice Presidents......................................      9
     Section 6.     Treasurer............................................      9
     Section 7.     Secretary............................................     10

ARTICLE V - Indemnification                                                   10
     Section 1.     Indemnification......................................     10


                                      49.

ARTICLE VI - Stock.......................................................     10
     Section 1.     Issuance by the Board of Directors...................     10
     Section 2.     Certificates of Stock................................     10
     Section 3.     Transfer of Stock....................................     11
     Section 4.     Cancellation of Certificate..........................     11
     Section 5.     Lost Certificates....................................     11
     Section 6.     Closing of Stock Transfer Book.......................     11

ARTICLE VII - Finance and Dividends......................................     11
     Section 1.     Fiscal Year..........................................     11
     Section 2.     Dividends............................................     11

ARTICLE VIII - Amendment of By-laws......................................     12


                                     BYLAWS

                                       of

                              MECH FINANCIAL, INC.

                               November 25, 1997


                                   ARTICLE I
                                    Offices
                                    -------

     Section 1.     Location.  The principal office of the Company shall be
     ---------      --------
located in the City of Hartford, County of Hartford and State of Connecticut, but the Company may maintain such branch office or offices within or without the State of Connecticut as authorized by the Board of Directors and any other regulatory body that might have jurisdiction over the Company.

                                   ARTICLE II
                             Shareholders' Meetings
                             ----------------------

     Section 1.     Place of Meetings.  Every meeting of the shareholders of the
     ---------      -----------------
Company shall be held at the principal office of the Company or at such other place either within or without the State of Connecticut as shall be specified in the notice of said meeting given as hereinafter provided.

     Section 2.     Annual Meeting.  The annual meeting of the shareholders
     ---------      --------------
shall be held on such day and at such time and place in the month of April or such other month of each year as the Board of Directors may determine from time to time. At such meetings, the shareholders shall elect Directors and transact such other business as may properly be brought before the meeting. Failure to hold an annual meeting as herein prescribed shall not affect otherwise valid corporate acts. In the event of such failure, a substitute annual meeting may be called in the same manner as a special meeting.

     Except for nominations of Directors as provided in Article III, Section 2 of these Bylaws, business is properly brought before an annual meeting if it is
(a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting by or at the direction of the Board, or (c) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the

                                      51.

Secretary. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not less than twenty (20) days nor more than one hundred thirty (130) days prior to the meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (w) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (x) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (y) the class and number of shares of the Company which are beneficially owned by the shareholder, and (z) any material interest of the shareholder in such business. The Secretary may also require, in writing and prior to the meeting, any and all information about the shareholder or the proposed matter which the Secretary determines in his discretion to be appropriate using the then current requirements of the Securities Exchange Commission Rule 14a as a guide. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this paragraph. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     Section 3.     Special Meetings.  Special meetings of the shareholders
     ---------      ----------------
shall be called in accordance with the provisions of the Certificate of Incorporation.

     Section 4.     Notice of Meetings.  Notice of the time and place of all
     ---------      ------------------
annual and special meetings of shareholders and the purpose thereof shall be handed or mailed, postage prepaid, by or at the direction of the Secretary, not less than ten (10) nor more than sixty (60) days before such meeting, to each shareholder of record and at such address as shall appear on the books of the Company. Whenever notice is required to be given to any person, a written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein, and filed with the Secretary, shall be equivalent to the giving of such notice. Any shareholder who attends any shareholders' meeting without protesting the lack of proper notice, prior to or at the commencement of the meeting, shall be deemed to have waived such notice. Failure of any shareholder to receive notice of any meeting shall not invalidate the meeting.

                                      52.

     Section 5.  Quorum.  To constitute a quorum for the transaction of business
     ---------   ------
at any meeting of shareholders, there must be present, in person or by proxy, the holders of a majority of the issued and outstanding shares of stock of the Company entitled to vote thereat. The shareholders present at a duly held meeting at which a quorum was present may continue to transact business notwithstanding the withdrawal of enough shares to leave less than a quorum.

     Section 6.  Adjournment of Meetings.  The holders of a majority of the
     ---------   -----------------------
voting power of the shares present, in person or by proxy, and entitled to vote, whether or not a quorum is present, may adjourn the meeting to a future date as may be agreed. Notice of such adjournment need not be given to the shareholders of the new date, time, or place if the new date, time and place is announced at the meeting before adjournment. Notice need be given, however, if a new record date for the adjourned meeting is or must be fixed in accordance with Connecticut law (which presently would be required if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting).

     Section 7.  Voting Requirements.  Except as may be otherwise specifically
     ---------   -------------------
provided in these Bylaws, in the Certificate of Incorporation, or in the Connecticut Business Corporation Act, Connecticut banking laws, or other applicable law, the vote requirements provided for in the Connecticut Business Corporation Act, the Connecticut Banking laws or other applicable law shall be the vote requirements for an act of the shareholders.

     Section 8.  Record Date.  For the purpose of determining the shareholders
     ---------   -----------
entitled to notice of or to vote at a meeting of shareholders, or entitled to receive a payment of any dividend, the Board of Directors may set a record date which shall not be a date earlier than the date on which such action is taken by the Board of Directors, nor more than seventy (70) nor less than ten (10) days before the particular event requiring such determination is to occur. If no record date is fixed by the Board of Directors, the date on which the notice of the meeting is mailed or if no notice is given, the day preceding the meeting shall be the record date for determination of shareholders entitled to vote at such meeting, and the date on which the resolution of the Board of Directors declaring a dividend is adopted shall be the record date for determination of shareholders entitled to receive such distribution.

     Section 9.  Proxies.  At all meetings of shareholders, any shareholder
     ---------   -------
entitled to vote may vote

                                      53.

either in person or by proxy. All proxies shall be in writing, signed and dated and shall be filed with the Secretary of the Company before or at the time of the meeting. No proxy shall be valid for more than eleven (11) months after its execution, unless otherwise provided therein and in no event shall a proxy be valid for more than ten (10) years after its execution.

     Section 10.    Committee on Proxies.  The Board, in advance of any
     ----------     --------------------
shareholders' meeting, shall appoint not less than two inspectors to act as a Committee on Proxies and as tellers at the meeting or any adjournment thereof. In case the Board does not so act or any person appointed to be an inspector fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the presiding officer. The inspectors shall receive and take in charge the proxies and ballots, shall decide all questions concerning the qualification of voters, the validity of proxies and the acceptance or rejection of votes, and shall count the ballots cast and report to the presiding officer the result of the vote.

     Section 11.    Presiding Officer.  The President of the Company, or such
     ----------     -----------------
Director as he may designate, shall preside over all meetings of the shareholders.

     Section 12.    Number of Votes for Each Shareholder.  Each shareholder
     ----------     ------------------------------------
shall be entitled to one vote for each share of stock standing in his name on the books of the Company as of the record date unless, and except to the extent that, voting rights of shares of any class are increased, limited, or denied pursuant to the Certificate of Incorporation.

                                  ARTICLE III
                                   Directors
                                   ---------

     Section 1.     Authority and Term of Office.  The business, property and
     ---------      ----------------------------
affairs of the Company shall be managed by, and under the direction of, the Board of Directors.

     The Board of Directors is empowered to engage the Company in any activity authorized by the Connecticut Business Corporations Act, and by applicable State and Federal banking laws. The Board of Directors shall have charge of the care and management of the affairs and property of the Company.

     The Board of Directors shall, pursuant to the laws of the State of Connecticut, as the same may be amended from

                                      54.

time to time, be empowered to make rules and regulations essential to the performance of its duties of caring for and managing the property and affairs of the Company, to elect the officers, to fill the vacancy of any elected officer, to elect or appoint such assistants and committees as it may deem necessary for the business of the Company and to prescribe their duties, to determine the amount and sufficiency of the bonds and to prescribe the duties of all the officers and employees, to fix the compensation of the Directors, officers, and employees of the Company, to declare dividends, to prescribe the rate, method of computation and time of payment of such dividends and to take or to prescribe the taking of such other action as may be necessary to the performance of its duties.

     Directors need not be residents of Connecticut. At the time of election, however, each Director must own in his individual capacity one or more shares of stock of the Company. No Director attaining the age of seventy (70) years shall be eligible for election or reelection.

     Section 2.     Nominations.  Subject to any rights of the holders of
     ---------      -----------
Preferred Stock to elect Directors under specified circumstances, only persons who are nominated in accordance with the procedures set forth in this section shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at a meeting of shareholders by or at the direction of the Board or by any shareholder of the Company who is entitled to vote for the election of Directors at the meeting and who complies with the notice procedures set forth in this section. Such nominations by a shareholder shall be made only if written notice of such shareholder's intent to make such nomination or nominations has been given to the Secretary, delivered to or mailed and received at the principal executive offices of the Company not less than twenty (20) days nor more than one hundred thirty (130) days prior to the meeting. Such shareholder's notice shall set forth (1) as to each person whom the shareholder proposes to nominate for election as a Director, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Company which are beneficially owned by such person, and (d) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to applicable law and regulations (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (2) as to the shareholder giving the notice, (a) the name and address, as

                                      55.

they appear on the Company's books, of such shareholder, (b) the class and number of shares of the Company which are beneficially owned by such shareholder, (c) representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (d) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder. At the requirement of the Board, any person nominated by the Board for election as a Director shall furnish to the Secretary that information which would be required to be set forth in a shareholder's notice of nomination which pertains to the nominee. The presiding officer of the meeting shall refuse to acknowledge the nomination of any person not made in compliance with this section, and the defective nomination shall be disregarded.

     Section 3.     Vacancies.  Except as otherwise fixed by or pursuant to the
     ---------      ---------
provisions of law or the Certificate of Incorporation and subject to the rights of holders of the Preferred Stock, if any, to elect additional Directors under specified circumstances, vacancies in the Board resulting from any increase in the number of directors or any vacancies resulting from death, resignation, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office even though such remaining Directors may be less than a quorum of the Board and such majority may be less than a quorum. Any Director chosen in accordance with the preceding sentence shall hold office until the next shareholders meeting at which Directors are elected and until such Director's successor shall have been elected and qualified.

     Section 4.     Removal of Directors.  Subject to the rights of the holders
     ---------      --------------------
of the Preferred Stock, if any, to elect Directors under specified circumstances, any Director may be removed from office at any time for cause in accordance with the provisions of the Certificate of Incorporation or applicable provisions of the Connecticut Business Corporation Act. In addition, the office of any Director who fails to attend six (6) consecutive meetings of the Board, special or regular, shall become vacant if the majority of the Board of Directors determines that such absence was without good cause.

     Section 5.     Place of Meetings.  The Board of Directors shall hold its
     ---------      -----------------
meetings at the principal office of

                                      56.

the Company or at such place or places within or without the State of Connecticut as it may determine from time to time.

     Section 6.     Regular Meetings.  Regular meetings of the Board of
     ---------      ----------------
Directors shall be held at least monthly, at such times and places as shall be fixed by the Directors, or with such other frequency as the Board of Directors may determine.

     Section 7.     Special Meetings.  Special meetings of the Board of
     ---------      ----------------
Directors may be called only by the President, or in his absence or disability, by a Vice President, or in writing by three (3) of the Directors. Notice thereof, oral or written, specifying the date, time, place and object of such meeting, shall be given to each Director at least two (2) days prior to such meeting. If notice is given by mail, the Secretary shall address notices to the Directors at their usual place of business or such address as may appear on the Company's books.

     Section 8.     Waiver of Notice.  Whenever notice is required to be given
     ---------      ----------------
to any person, a written waiver of notice signed by the person or persons entitled to such notice, whether before or after the time stated therein, and filed with the Secretary, shall be equivalent to the giving of such notice. If any Director present at a meeting of the Board of Directors does not protest the lack of proper notice prior to or at the commencement of the meeting such Director shall be deemed to have waived notice of such meeting.

     Section 9.     Action by Directors Without a Meeting.  Any resolution in
     ---------      -------------------------------------
writing concerning action to be taken by the Company, which resolution is approved and signed by all of the Directors, severally or collectively, shall have the same force and effect as if such action were authorized at a meeting of the Board of Directors duly called and held for that purpose, and such resolution together with the Directors' written approval thereof, shall be recorded by the Secretary in the minute book of the Company.

     Section 10.    Telephonic Participation in Directors Meetings.  A Director
     ----------     ----------------------------------------------
or member of a committee of the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of a conference telephone or similar communications equipment enabling all Directors participating in the meeting to simultaneously hear one another, and participation in such a meeting shall constitute presence in person at such meeting.

     Section 11.    Quorum and Voting Requirement.  A
     ----------     -----------------------------

                                      57.

majority of the directors shall constitute a quorum for the transaction of business at all meetings of the Board of Directors. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board, unless a higher percentage vote is required by law, the Certificate of Incorporation, or these Bylaws.

     Section 12.    Voting.  At meetings of the Board of Directors, each
     ----------     ------
Director shall have one vote.

     Section 13.    Committees; Appointment and Authority.  The Board of
     ----------     -------------------------------------
Directors, by resolution adopted by the affirmative vote of a majority of the directors, may designate two or more Directors, as set forth below in this
Section 13, to constitute committees, which committees shall have and may exercise all such authority of the Board as shall be provided in such resolution and may be permitted by law.

     The Board of Directors, by resolution adopted by the affirmative vote of a majority of the Directors, shall designate three or more Directors to constitute an Audit Committee. At least one member of the Audit Committee shall be "independent", as that term is defined in Connecticut General Statutes Section 33-753(c) (or any similar, successor provision), and all of whom shall be "independent of management" as that term is used in 12 C.F.R. Section 363.5 (or any similar, successor provision). The Audit Committee shall at least annually review, evaluate and advise the Board of Directors with respect to the engagement of certified public accountants to audit thoroughly the books, records, accounts, and affairs of the Company, and also make recommendations concerning operating procedures.

     Directors may be removed from committee memberships by resolution adopted by the affirmative vote of a majority of the Directors. Vacancies on any committee shall be filled by the Board of Directors at any regular or special meeting. All committees shall perform such duties as may be assigned to them and shall report to the Board of Directors at such time and in such manner as the Board shall direct. A majority of any committee shall constitute a quorum. If the Board of Directors does not designate a Chairman of the committee, the committee shall elect its own Chairman.

     Section 14.    Compensation of Directors.  The Board of Directors shall
     ----------     -------------------------
have authority to fix the compensation for Directors, including reasonable allowance for expenses actually incurred in connection with their duties.

                                      58.

     Section 15.    Presiding at Board Meetings.  The President of the Company
     ----------     ---------------------------
shall preside at all Board meetings. In the absence of the President, the remaining directors shall elect one of their members to preside at that meeting.

                                   ARTICLE IV
                                    Officers
                                    --------

     Section 1.     Election of Officers.  At the next regular meeting of the
     ---------      --------------------
Board of Directors, following the annual meeting of the shareholders, or at another time as determined by the Board, the Board of Directors shall elect a President, one or more Vice Presidents (who may be designated "Executive," "Senior," or other to distinguish them from other Vice Presidents), a Secretary, a Treasurer and shall designate a Chief Executive Officer for the ensuing year.

     The Board may, in its discretion, from time to time, appoint such other officers and assistants as it shall deem necessary who shall have such authority and such designation and shall perform such duties as the Board of Directors or the President from time to time prescribe.

     The same person may be elected or appointed to serve simultaneously in more than one office.

     The officers need not be shareholders, and need not be residents of Connecticut. The duties of the officers of the Company shall be such as are imposed by these Bylaws and from time to time prescribed by the Board of Directors or the President.

     Section 2.     Vacancies.  Vacancies in any office may be filled at any
     ---------      ---------
regular or special meeting of the Board of Directors.

     Section 3.     Removal.  Any officer may be removed, without cause, from
     ---------      -------
office by the President or by the affirmative vote of a majority of the whole Board of Directors at any regular or special meeting, or as may otherwise be provided in any agreement between the Company and the officer. Any officer below the level of Vice President may be removed from office in the discretion and at the discretion of the President unless such officer's duties require that he report directly to the Board.

     Section 4.     President.  The President shall have the general charge,
     ---------      ---------
supervision, and control of the business and affairs of the Company subject to the direction of the Board

                                      59.

of Directors. The President shall have such other powers and perform such other duties as are generally incident to the office of President and as may be assigned to the President by the Board of Directors. The President shall be an ex-officio member of all committees of the Board, except the Audit Committee.

     Section 5.     Vice Presidents.  The Vice Presidents shall perform such
     ---------      ---------------
executive and administrative duties as from time-to-time may be assigned to them by the President. In the absence of the President, the Vice Presidents (Executive Senior, if applicable), in the order of their ranking in the Company's management hierarchy, shall perform the duties of the President.

     Section 6.     Treasurer.  The Treasurer shall be responsible for the
     ---------      ---------
custody and safekeeping of all of the assets of the Company and shall perform all acts incident to the position of Treasurer and shall submit such reports and statements as may be required by law or by the President and perform such other duties as are assigned to the Treasurer from time-to-time by the Board of Directors or the President.

     Section 7.     Secretary.  The Secretary shall perform such executive and
     ---------      ---------
administrative duties as from time-to-time may be assigned to the Secretary by the Board of Directors or the President. The Secretary shall have charge of the seal of the Company and shall have such other powers and perform such other duties as designated in these Bylaws or as are generally incident to the office of Secretary. The Secretary shall notify the shareholders and Directors of all meetings and shall keep the minutes of meetings of the shareholders and of the Board of Directors.

                                   ARTICLE V
                                Indemnification
                                ---------------

     Section 1.     Indemnification.  The Company shall indemnify the Directors,
     ---------      ---------------
officers, employees and agents of the Company to the maximum extent permitted and/or required by the Certificate of Incorporation or applicable law. Without otherwise limiting the foregoing, Section 33-770 to 33-778 of the Connecticut Business Corporation Act, as from time to time amended or superseded, governs and applies to certain matters of indemnification of Directors, officers, employees and agents of the Company, and is incorporated herein by reference as a part of these Bylaws.

                                      60.

                                  ARTICLE VI
                                     Stock
                                     -----

     Section 1.     Issuance by the Board of Directors.  The Board of Directors
     ---------      ----------------------------------
may issue at one time, or from time to time, all or a portion of the authorized but unissued shares of the capital stock of the Company, including treasury stock, as in their opinion and discretion may be deemed in the Company's best interests. The Board may accept, in consideration for such shares, money, promissory notes, other securities and other property of any description actually received by the Company, provided however, that such consideration
                                  ----------------
equals or exceeds in value the par value of said shares, if any, and that the consideration is legally acceptable for the issue of said shares.

     Section 2.     Certificates of Stock.  Certificates of stock shall be in a
     ---------      ---------------------
form adopted by the Board of Directors and shall be signed by the President or the Vice President and by the Secretary or Assistant Secretary, or by facsimile signature of any or all of the foregoing, and shall carry the corporation seal of the Company. All certificates shall be consecutively numbered and the name of the person owning the shares represented thereby and the number of such shares and the date of issue shall be entered on the Company's books.

     Section 3.     Transfer of Stock.  Shares of stock shall be transferred
     ---------      -----------------
only on the books of the Company by the holder thereof in person or by his attorney, upon surrender of the certificate of stock properly endorsed. The Company shall issue a new certificate to the person entitled thereto for all shares surrendered.

     Section 4.     Cancellation of Certificate.  All surrendered certificates
     ---------      ---------------------------
properly endorsed, shall be marked "canceled" with the date of cancellation and a notation of such cancellation made in the shareholder book.

     Section 5.     Lost Certificates.  The President or any officer designated
     ---------      -----------------
by the President may, in case any share certificate is lost, stolen, destroyed, or mutilated, authorize the issuance of a new certificate in lieu thereof, upon such terms and conditions, including reasonable indemnification of the Company, as the President or any designated officer shall determine, and notation of the transaction made in the shareholder book.

     Section 6.     Closing of Stock Transfer Book.  The stock transfer book may
     ---------      ------------------------------
be closed, if so ordered by the Board, for not exceeding twenty (20) days before any

                                      61.

dividend payment date or any meeting of the shareholders.

                                  ARTICLE VII
                             Finance and Dividends
                             ---------------------

     Section 1.     Fiscal Year.  The fiscal year of the Company shall begin on
     ---------      -----------
the first day of January in each year.

     Section 2.     Dividends.  Dividends may be voted by the Directors as
     ---------      ---------
prescribed by applicable law, as from time to time amended. Such dividends will be payable to shareholders of record at the close of business on such subsequent days as the Directors may designate and to be paid on a named day not more than seventy (70) days thereafter, and the Directors may further close the transfer books during the period from the day as of which the right to such dividend is determined through the day upon which the same is to be paid. No dividend shall be paid unless duly voted by the Directors of the Company and the name of each Director voting for any dividend shall be entered by the Secretary on the records of the Company. Dividends may be paid in cash, property, or shares of the Company.


                                  ARTICLE VIII
                              Amendment of Bylaws
                              -------------------

     These Bylaws may be altered or amended by the Board at any meeting by a majority vote of the directors on the entire Board or at any meeting of the shareholders, whether annual or special, by a majority in interest of the stock entitled to vote, provided however, that in order to amend or repeal or to adopt
                  --------
any provision inconsistent with Article II, Article III (other than sections 5, 6, 14, the last paragraph of section 1 thereof and the last sentence of section 4 thereof) or this Article VIII, any vote of shareholders shall require (i) the affirmative vote of the holders of at least sixty percent (60%) of the voting power of all of the issued and outstanding shares of the Company then entitled to vote for the election of Directors, and (ii) if there is an "Interested Shareholder" or an "Interested Securityholder" (as those terms are defined in the Certificate of Incorporation), or an "interested shareholder" (as described in Connecticut General Statutes Section 33-840) the affirmative vote of sixty percent (60%) of the voting powers of all of the issued and outstanding shares of the Company entitled to vote for the election of Directors held by shareholders other than the Interested Shareholder, the Interested Securityholder, or an "interested shareholder" (as described in Connecticut

                                      62.

General Statutes Section 33-840) any two or more of the foregoing, as applicable, and any action of Directors shall require the affirmative vote of a majority of the Directors then in office.

      Any notice of a meeting of the shareholders or the Board at which the Bylaws are to be altered or amended shall include notice of such proposed action.


                                 CERTIFICATION

     These Bylaws were adopted at a meeting of the Directors of the Company on the 25th day of November, 1997.



                         /s/ Lael K. Noel
                         ------------------------------
                         Lael K. Noel
                         Secretary


                                      63.